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                                                                   EXHIBIT 10.12

                       AMENDMENT NUMBER 1 TO THE AGREEMENT
                                     BETWEEN
                               PBOC HOLDINGS, INC.
                                       AND
                           PEOPLE'S BANK OF CALIFORNIA
                                       AND
                                J. MICHAEL HOLMES


         WHEREAS, PBOC Holdings, Inc. (the "Corporation"), People's Bank of California (the "Bank") (together, the "Employers"), and J. Michael Holmes (the "Executive") entered into an employment agreement dated May 15, 1998 (the "Agreement");

         WHEREAS, the Employers and the Executive desire to modify certain provisions of the Agreement; and

         WHEREAS, Section 12 of the Agreement provides that no provisions of the Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on its behalf.

         NOW, THEREFORE, BE IT RESOLVED, in consideration of the mutual covenants herein set forth, the Employers and the Executive do hereby agree to the following amendments to the Agreement:

         1. The definition of "Average Annual Compensation" shall be added as
Section 1(a) of the Agreement to read as set forth below and the current subsections (a) - (j) are to be re-lettered as (b) - (k):

                  (a) AVERAGE ANNUAL COMPENSATION. The Executive's "Average Annual Compensation" for purposes of this Agreement shall be deemed to mean the average level of compensation paid to the Executive by the Employers or any subsidiary thereof during the most recent five taxable years preceding the Date of Termination and which was either (i) included in the Executive's gross income for tax purposes, including but not limited to Base Salary, bonuses and amounts taxable to the Executive under any qualified or non-qualified employee benefit plans of the Employers, or (ii) deferred at the election of the Executive. For purposes of this definition, Average Annual Compensation shall not include any funds paid to the Executive pursuant to the Executive's Initial Employment Agreement in connection with the Corporation's initial public offering and termination of the Initial Employment Agreement, which was included by Executive as compensation in Executive's federal income tax return.


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         2. Section 3(a) of the Agreement is restated to read as set forth below:

                  (a) The Employers hereby employ the Executive as Senior Executive Vice President and Chief Financial Officer of the Corporation and the Bank and the Executive hereby accepts said employment and agrees to render such services to the Corporation and the Bank on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for three years, commencing on the date of this Agreement and, upon approval of the Boards of Directors of the Employers, shall extend for an additional year on each annual anniversary of the date of this Agreement such that at any time the remaining term of this Agreement shall be from two to three years. Prior to each annual anniversary, the Boards of Directors of the Employers shall consider and review (after taking into account all relevant factors, including the Executive's performance hereunder) an extension of the term of this Agreement, and the term shall continue to extend each year if the Boards of Directors approve such extension unless the Executive gives written notice to the Employers of the Executive's election not to extend the term, with such written notice to be given not less than thirty (30) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

         3. Section 4(b) of the Agreement is restated to read as set forth below:

                  (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers. The Employers shall not make any changes in such plans, benefits or privileges which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employers and does not result in a proportionately greater adverse change in the rights of or benefits to the Executive as compared with any other executive officer of the Employers. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to Section 4(a) hereof.


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         4. Subparagraphs (A) and (B) of Section 6(d) of the Agreement are
restated to read as set forth below:

                           (A) pay to the Executive, in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash severance amount equal to two (2) times that portion of the Executive's Average Annual Compensation, and

                           (B) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph
         (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans, programs and arrangements offered by the Employers in which the Executive was entitled to participate immediately prior to the Date of Termination (excluding (x) stock option and restricted stock plans of the Employers, (y) bonuses and other items of cash compensation included in Average Annual Compensation and (z) other benefits, or portions thereof, included in Average Annual Compensation), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (B) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

         5. A new Section 20 is added to the Agreement to read as set forth below:

                  20. PAYMENT OF COST AND LEGAL FEES AND REINSTATEMENT OF BENEFITS. In the event any dispute or controversy arising under or in connection with the Executive's termination is resolved in favor of the Executive, whether by judgement, arbitration or settlement, the Executive shall be entitled to the payment of (a) all legal fees incurred by the Executive in resolving such dispute or controversy, and
         (b) any back-pay, including Base Salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due to the Executive under this Agreement.


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         6. With the addition of a new Section 20, the current Section 20 of the
Agreement is restated as Section 21 to read as set forth below:

                  21. ENTIRE AGREEMENT. This Agreement and any amendments thereto embody the entire agreement between the Employers and the Executive with respect to the matters agreed to herein. All prior agreements between the Employers and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

         The Employers and the Executive intend that the Agreement and this Amendment Number 1 to the Agreement ("Amendment") embody the entire agreement between the Employers and the Executive with respect to the matters agreed to in the Agreement, as amended.

         IN WITNESS WHEREOF, the parties have duly executed this Amendment Number 1 to the Agreement as of this 22nd day of May 2000.


                                    PBOC HOLDINGS, INC.


                                    By:   /s/Rudolf P. Guenzel
                                         -------------------------------------
                                         Rudolf P. Guenzel
                                         President and Chief Executive Officer


Attest:                             PEOPLE'S BANK OF CALIFORNIA


 /s/Patricia L. Park                By:  /s/Rudolf P. Guenzel
-----------------------------            -------------------------------------
                                         Rudolf P. Guenzel
                                         President and Chief Executive Officer


                                    EXECUTIVE


                                    By:   /s/J. Michael Holmes
                                         -------------------------------------
                                         J. Michael Holmes
                                         Senior Executive Vice President and
                                           Chief Financial Officer